DISTRIBUTION AGREEMENT
(as amended through January 26, 2007)


Advance Capital Services, Inc.
One Towne Square, Suite 444
Southfield, MI   48076

Gentlemen:

   This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, ADVANCE CAPITAL I, Inc. (the "CompanyFund")
, a corporation organized under the laws of the State of Maryland has agreed that ADVANCE CAPITAL SERVICES, INC. ("ServicesACS"), a corporation organized under the laws of the State of Michigan, shall be, for the period of this Distribution Agreement (the "Agreement"), a the distributor of Class A shares of the Advance Capital I Retirement
Income Fund, the Advance Capital I Equity Growth Fund and the Advance Capital I Balanced Fund, and any other portfolio series hereafter established by the Company (the "Funds") whose Class A shares are covered by an effective Registration Statement filed with the Securities and Exchange Commission (the "SEC").

1.Services as Distributor

a. Services ACS agrees to use its best efforts to solicit orders for the sale of Class A shares of the Fund and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation.

b. All activities of Services ACS as distributor of the Fund's Class A shares shall comply witwith h all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940 (the "1940 Act"), by the SEC or any securities association registered under the Securities
Exchange Act of 1934.

c. Services will transmit any orders received by it for purchase or redemption of the a Fund's Class A shares to the entity serving as transfer agent, registrar and dividend disbursing agent for the fund of which the Fund has notified Services ACS in writing.

d. Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's Company's officers may decline to accept any orders for, or make any sales of, the Class A shares until such time as those officers deem it advisable to accept such orders and to make such sales.

e. Services ACS will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

2.  Duties of the FundCompany.

a. The Fund Company agrees, at its own expense, to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the each Fund's Class A shares for sale in such states as Services ACS may designate.

b. The Fund Company shall furnish from time to time, for use in connection with the sale of the each Fund's Class A shares such information with respect to the Funds and their Class A its shares as Services ACS may reasonably request, all of which shall be signed by one or more of the Fund's Company's duly authorized officers; and the fund Company warrants that the statements contained in any such information, when so signed by the Fund's Company's officers, shall be true and correct.

c. The Fund Company shall make available to Services ACS the number of copies of the Fund's currently effective Prospectus and Statement of Additional Information that Services ACS may reasonably request.

3.  Representations and Warranties

a. The Fund Company represents to Services ACS that all Registration Statements, Prospectuses and Statements of Additional Information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Fund's Class A shares have been prepared in conformity with the requirements of said such Acts and rules and regulations of the SEC thereunder. As used in this Agreement the term "Registration Statement" shall mean any Registration Statement, Prospectus and Statement of Additional Information filed with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC.

b. The Fund Company further represents and warrants to Services ACS that any Registration Statement, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Fund's Class A shares. The fund Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus and/or Statement of Additional Information as, in the light of future developments, may, in the opinion of the Fund's Company's counsel, be necessary or advisable.

4.  Indemnification

4.1 The Fund Company agrees to indemnify, defend and hold Services ACS, its several officers and directors, and any person who controls Services ACS within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Services ACS, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or necessary to make the statements in either document not misleading; provided, however, that the Fund's Company's agreement to indemnify Services ACS, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities, or expenses arising out of any statements or representations as are contained in any Registration Statement and in such financial and other statements as are furnished to the Fund Company by Services ACS pursuant to paragraph 4.2; and further provided that the Fund's Company's agreement to indemnify Services ACS and the Fund's Company's representations and warranties herein before set forth in paragraph 3 shall not be deemed to cover any liabilities to the Fund Company or its shareholders to which Services ACS would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Services' ACS's reckless disregard of its obligations and duties under this Agreement.

a. The Fund's Company's agreement to indemnify Services ACS, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned under the Fund's Company being notified of any action brought against Services ACS, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund Company at its principal office in Southfield, Michigan and sent to the Fund Company by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been properly served.
The failure to so notify the Fund Company of any such action shall not relieve the Fund Company from any liability which the Fund Company may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission or alleged omission, otherwise than on account of the Fund's Company's indemnity agreement contained in this paragraph 4.1.

b. The Fund Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund Company and approved by Services ACSD. In the event the Fund Company elects to assume the defense of any such suit and retain counsel, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if the Fund Company does not elect to assume the defense of any such suit, or in case Services ACS does not approve of counsel chosen by the FundCompany, the Fund Company will reimburse Services ACS, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Services ACS or them.

c. The Fund's Company's indemnification agreement contained in this paragraph 4.1 and the Fund's Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Services ACS, its officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's Company's shares. This agreement of indemnity will inure exclusively to Services' ACS's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors.

d. The Fund Company agrees promptly to notify Services ACS of the commencement of any litigation or proceedings against the Fund Company or any of its officers or Directors in connection with the issuance and sale of any of the shares.

4.2 Services ACS agrees to indemnify, defend and hold the Fund Company, its several officers and Directors, and any person who controls the Fund Company within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund Company, its officers or Directors or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expenses incurred by the FundCompany, its officers or Directors or such controlling person resulting from such claims or demands, shall arise out or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Services ACS to the Fund Company and used in the answers to any of the items of the Registration Statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Services ACS to the Fund Company and required to be stated in such answers or necessary to make such information not misleading.

a. Services' ACS's agreement to indemnify the Fund Company, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Services' ACS being notified of any action brought against the FundCompany, its officers or Directors, or any such controlling person, such notification to be given by letter or telegram addressed to Services ACS at its principal office in Southfield, Michigan and sent to Services ACS by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been properly served. Services ACS shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the FundCompany, if such action is based solely upon such alleged misstatement or omission on Services' ACS's part, and in any other event the FundCompany, its officers or Directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Services ACS of any such action shall not relieve Services ACS from any liability which Services ACS may have to the FundCompany, its officers or Directors, or to such controlling person by reason or any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of Services' ACS's indemnity agreement contained in this paragraph 4.2.

5.  Effectiveness of Registration


None of the Fund's Company's Class A shares shall be offered by either Services ACS or the Fund Company under any of the provisions of this Agreement, and no orders for the purchase or sale of the a Fund's Class
A shares hereunder shall be accepted by the fundCompany, if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current Prospectus as required by Section 10 (a)(3) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the a Fund's obligation to repurchase its shares from any shareholder in accordance with the provisions of the Fund's Company's Prospectus, Statement of Additional Information or Articles of Incorporation or Bylaws.

6.  Notice to Services ACS

The Fund Company agrees to advise Services ACS immediately in writing:

a.  of any request by the SEC for amendments to the Registration
Statement then in effect or for additional information;

b. in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

c. of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement then in effect or which requires the making of a change in such Registration Statement in order to make the statements therein on misleading; and

d. of all action of the SEC with respect to any amendment to any Registration Statement which may from time to time be filed with the SEC.

7.  Term


    This Agreement shall continue until December 31, 2007, and thereafter shall continue automatically for successive annual periods ending on December 31 of each year, provided such continuance is specifically approved at least annually by (i) the Directors of the Fund or (ii) by a vote of a majority (as defined in the 1940 Act) of the Fund's aggregate outstanding Class A sharesvoting securities, provided that, in either event, the continuance is also approved by the majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty: (a) with respect to any Fund at any time without notice by vote of a majority of the Directors of the the Company Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement; or (b) on not less than 60 days' written notice by the Directors of the Fund Company or, with respect to any Fund, by vote of the holders of a majority of the that Fund's Class A shares; or
(c) upon not less than 90 days' written notice by Services ACS. This Agreement will also terminate automatically in the event of its assignment as defined in the 1940 Act).

8.  Payments

   Payments made to Services ACS or any other person or entity by the Fund Company on behalf of the Funds as a result of actions taken pursuant to the provisions of this Agreement shall be made in conformance with and shall be subject to the terms of the Fund's Company's Plan of Distribution pursuant to Rule 12b-1, as amended from time to time by the Board of Directors of the FundCompany, and the provisions of which are hereby incorporated by reference into this Agreement and made a part hereof, and shall be made in conformity with all rules and regulations made or adopted pursuant to the 1940 Act.

   Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,



ADVANCE CAPITAL I, INC.


By: /s/ Robert J. Cappelli
----------------------------
Robert J. Cappelli

Its:   President



Accepted:

ADVANCE CAPITAL SERVICES, INC.

By:  /s/ Joseph R. Theisen
------------------------------
Joseph R. Theisen

Its:   President

Approved: August 3, 1987
Amended: July 1992; July 1998; July  1999;, June 30, 2006 and
January 26, 2007